EXHIBIT 99.1

Form 4 List of Reporting Owners and Signature Page

Name of designated filer: Chatterjee Fund Management, L.P.

Other joint filers: Chatterjee Charitable Foundation, MCP Holdings Limited, Labvantage Solutions Technologies Limited, TCG Lifesciences Limited, CSL Holdings Limited, Purnendu Chatterjee

Address for Chatterjee Fund Management, L.P., Chatterjee Charitable Foundation and Purnendu Chatterjee is: 888 Seventh Avenue, 37th Floor, New York, NY 10106

Address for MCP Holdings Limited, Labvantage Solutions Technologies Limited, TCG Lifesciences Limited and CSL Holdings Limited is: c/o IQ EQ Corporate Services, 33, Edith Cavell Street Port-Louis, 11324, Mauritius

Date of Event Requiring Statement: January 17, 2020

Issuer Name and Ticker or Trading Symbol: McDermott International Inc. [MDR]

CHATTERJEE CHARITABLE FOUNDATION

By:	/s/ Purnendu Chatterjee
Name: Purnendu Chatterjee
Title: Trustee

MCPI HOLDINGS LIMITED

By:	/s/ Purnendu Chatterjee
Name: Purnendu Chatterjee
Title: Director

LABVANTAGE SOLUTIONS TECHNOLOGIES LIMITED

By:	/s/ Purnendu Chatterjee
Name: Purnendu Chatterjee
Title: Director

TCG LIFESCIENCES LIMITED

By:	/s/ Purnendu Chatterjee
Name: Purnendu Chatterjee
Title: Director

CSL HOLDINGS LIMITED

By:	/s/ Purnendu Chatterjee
Name: Purnendu Chatterjee
Title: Director

CHATTERJEE FUND MANAGEMENT, LP

By:	/s/ Purnendu Chatterjee
Name: Purnendu Chatterjee
Title: General Partner

/s/ Purnendu Chatterjee
Purnendu Chatterjee